                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     February 9, 1996
                                                  -----------------------------

                         Resort Income Investors, Inc.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Delaware                      1-10084                36-3593298
--------------------------------------------------------------------------------
(State of or other               (Commission               (IRS Employer
jurisdiction of                  File Number)              Identification
incorporation)                                              Number)



150 South Wacker Drive, Suite 2900, Chicago, Illinois            60606
--------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code       (312) 683-3323
                                                    ----------------------------

--------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

         Capitalized terms not otherwise defined herein shall have the same meaning as in the prospectus of Resort Income Investors, Inc. (the "Company") dated October 24, 1988 (the "Prospectus").

         On February 9, 1996, the Company made an allowance of $1,600,000 for impairment on one of the Company's loans secured by the Crooks Palace Casino located in Blackhawk, Colorado. This allowance, which represents the full reserve of the Company's $1,600,000 Crook Loan, was made subsequent to the review by the Board of Directors of the Company of a recent valuation of the collateral securing the Crook Loan. In addition, certain provisions of both the Company's Crook and Hudspeth Loans have been modified such that the Company is entitled to receive net revenues from the Crooks Palace Casino operations after the funding of certain expenses and reserves. In addition, the Company began receiving monthly payments of $15,000 pursuant to the recent modification of the terms of its two Waikiki Loans, which loans now currently bear interest at a rate of 11% per annum.

         The Company received approximately $733,000 from the sale of two residential properties located in Los Angeles, California owned by Christopher
B. Hemmeter. These properties were collateral for the Company's loan to Mr. Hemmeter and his wife in the original principal amount of $15,000,000 (the "CBH Loan"). The proceeds will be used by the Company for its ongoing working capital needs. The amounts received from these sales is less than the approximately $450,000 of the $1,250,000 previously reserved by the Company to preserve the collateral underlying the Company's loans, including the CBH Loan. There is a remaining balance of approximately $225,000 in the reserve account. For the fourth quarter of 1995, the Company reserved the remaining $975,000 of carrying value on the CBH Loan's remaining outstanding balance of $14,300,000, as a result of the sales of these properties. The CBH Loan is now unsecured but fully reserved.

         Management of the Company is continuing to analyze its investment portfolio and is monitoring the activities of its borrowers in an effort to maximize the recovery on each of its remaining loans. An audit of the Company is currently underway and there can be no assurances that additional reserves will not be taken upon completion of the audit.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        RESORT INCOME INVESTORS, INC.
                                                  (Registrant)



DATE:  March 6, 1996                    By:       /s/ John R. Young
                                                  -----------------

                                        Name:     John R. Young
                                        Title:    Chairman of the
                                                  Board of Directors,
                                                  Chief Executive Officer,
                                                  President and
                                                  Chief Financial Officer